As filed with the Securities and Exchange Commission on July 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRAPHIC PACKAGING HOLDING COMPANY

GRAPHIC PACKAGING INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0405422
Delaware	84-0772929
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 Riveredge Parkway

Atlanta, GA 30328

(770) 240-7200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lauren S. Tashma, Esq.

Senior Vice President, General Counsel and Secretary

Graphic Packaging Holding Company

1500 Riveredge Parkway

Atlanta, GA 30328

(770) 240-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Scott Ortwein

Kyle G. Henly

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

TABLE OF ADDITIONAL REGISTRANTS

The following direct or indirect subsidiaries of Graphic Packaging Holding Company may be guarantors of debt securities offered by Graphic Packaging Holding Company or Graphic Packaging International, Inc. and are Co-registrants:

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
Graphic Packaging Corporation	Delaware	58-2205241
Bluegrass Container Canada Holdings, LLC	Delaware	84-0772929*
Bluegrass Labels Company, LLC	Delaware	20-5002704
Field Container Queretaro (USA), L.L.C.	Delaware	36-4184350
Handschy Holdings, LLC	Delaware	36-4154057
Handschy Industries, LLC	Delaware	84-1715244
Riverdale Industries, LLC	Delaware	84-1715242

*	Entity does not have its own I.R.S. Employer Identification Number. The number listed is that of its ultimate non-disregarded owner.

1500 Riveredge Parkway

Atlanta, GA 30328

(770) 240-7200

(Address, including zip code, and telephone number, including area code, of each of the Co-registrant’s principal executive offices)

Lauren S. Tashma, Esq.

Senior Vice President, General Counsel and Secretary

Graphic Packaging Holding Company

1500 Riveredge Parkway

Atlanta, GA 30328

(770) 240-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service for each Co-registrant)

With a copy to:

William Scott Ortwein, Esq.

Kyle G. Henly, Esq.

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum aggregate offering price per unit/ Proposed maximum offering price/ Amount of registration fee
Common Stock, par value $0.01 per share (2)	(1)
Preferred Stock, par value $0.01 per share
Debt Securities
Guarantees of Debt Securities (3)
Warrants
Purchase Contracts
Units (4)

(l)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	Each share of the Company’s common stock includes one preferred stock purchase right that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.
(3)	Graphic Packaging Holding Company and the Co-Registrants listed above, or any of them, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees.
(4)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt or equity securities, warrants or purchase contracts, which may or may not be separable from one another.

PROSPECTUS

GRAPHIC PACKAGING HOLDING COMPANY

Common Stock, Preferred Stock, Debt Securities, Guarantees of Debt Securities, Warrants, Purchase Contracts and Units

GRAPHIC PACKAGING INTERNATIONAL, INC.

Debt Securities Guaranteed by Graphic Packaging Holding Company and Guarantees of Debt Securities

From time to time, we or selling stockholders may offer to sell the following securities:

Graphic Packaging Holding Company

Graphic Packaging Holding Company may offer and sell the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	guarantees of debt securities;

•	warrants to purchase common stock, preferred stock or debt securities;

•	purchase contracts; or

•	units.

Graphic Packaging International, Inc.

Graphic Packaging International, Inc. may offer and sell the following securities:

•	debt securities guaranteed by Graphic Packaging Holding Company; or

•	guarantees of debt securities.

The Co-Registrants listed in the Table of Additional Registrants may offer and sell the following securities:

•	Guarantees of debt securities issued by Graphic Packaging Holding Company or Graphic Packaging International, Inc.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Supplements to this prospectus will describe the terms of any offering of these securities, including any underwriting arrangements. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange under the trading symbol “GPK.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 28, 2014.

We include cross references to captions elsewhere in this prospectus where you can find related additional information. The following table of contents tells you where to find these captions.

In this prospectus, except as otherwise indicated, the terms “Company,” “we,” “us” or “our” mean Graphic Packaging Holding Company and all entities included in our consolidated financial statements. “GPHC” refers to Graphic Packaging Holding Company, “GPC” refers to Graphic Packaging Corporation, and “GPII” refers to Graphic Packaging International, Inc.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

You may obtain from the SEC, through the SEC’s website or at the SEC’s offices mentioned in the following paragraph, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our corporate website at www.graphicpkg.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been issued as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•

our Annual Report on Form 10-K for the year ended December 31, 2013, including portions of our proxy statement for the 2014 annual meeting of stockholders to the extent specifically incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q filed on April 24, 2014 and July 24, 2014;

•	our Current Reports on Form 8-K filed on February 18, 2014, March 3, 2014, May 22, 2014, May 23, 2014, June 2, 2014, June 4, 2014 and July 2, 2014; and

•

the description of our common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 10, 2008 and any amendment or report filed for the purpose of updating that description.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: Office of the Secretary, Graphic Packaging Holding Company, 1500 Riveredge Parkway, Atlanta, Georgia 30328; telephone: (770) 240-7200.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. These securities are only being offered in jurisdictions where the offer is permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements we have made in this prospectus or in documents incorporated by reference herein which are not current or historical facts are “forward-looking statements.” Forward-looking statements use terms such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “preliminary,” “will,” “should,” “seeks,” “pro forma” or similar expressions in connection with any disclosure of future operating or financial performance. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and its present expectations.

The discussions in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which we refer to as our 2013 10-K, and as updated in our future filings with the SEC, highlight some of the more important risks identified by our management, but should not be assumed to be the only factors that could affect future performance. Other factors that could cause the actual results of our operations or our financial condition to differ from those expressed or implied in these forward-looking statements include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, our ability to implement our business strategies, including productivity initiatives and cost reduction plans, our debt level, currency movements and other risks of conducting business internationally, our ability to successfully identify and integrate acquired businesses and achieve anticipated synergies from such acquisitions, and the impact of regulatory and litigation matters, including those that could impact our ability to utilize our net operating losses to offset taxable income and those that impact our ability to protect and use our intellectual property, and other factors described in our filings with the SEC.

Except to the extent required by the federal securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive or as any admission regarding the adequacy of our disclosures. Certain risk factors are detailed from time to time in our various public filings. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the SEC.

OUR COMPANY

We are committed to providing consumer packaging that makes a world of difference. We are a leading provider of packaging solutions to food, beverage and other consumer products companies. We are the largest U.S. producer of folding cartons and hold leading market positions in coated unbleached kraft paperboard and coated-recycled paperboard.

Our customers include many of the world’s most widely recognized companies and brands with prominent market positions in the beverage, food and other consumer products industries. We strive to provide our customers with packaging solutions designed to deliver marketing and performance benefits at a competitive cost by capitalizing on our low-cost paperboard mills and converting plants, proprietary carton and packaging designs, and our commitment to quality and service.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our 2013 10-K, which is incorporated by reference herein. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including:

•	repayment of short-term or long-term borrowings;

•	acquisitions of or investments in businesses or assets;

•	working capital; or

•	capital expenditures.

Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for the five fiscal years ended December 31, 2013 and for the six months ended June 30, 2014 are set forth below:

	6 Months Ended June 30,	Year Ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges (1)(2)	(3)	2.8x	2.6x	1.3x	1.2x	1.4x

(1)

For purposes of calculating this ratio, “earnings” consists of income from continuing operations before income taxes and income from equity affiliates plus (a) fixed charges minus interest capitalized during the period, (b) distributed income from equity affiliates and (c) amortization of previously capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of discount on indebtedness and an appropriate portion of rental expense representative of the interest factor.

(2)

Currently, we have no shares of preferred stock outstanding and thus have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preference dividends is not different from the ratio of earnings to fixed charges.

(3)	Earnings for the six months ended June 30, 2014 were inadequate to cover fixed charges by $14.7 million.

DESCRIPTION OF CAPITAL STOCK

Overview

Our restated certificate of incorporation authorizes 1 billion shares of common stock, par value $0.01 per share, and 100 million shares of preferred stock, par value $0.01 per share. Approximately 327,020,678 shares of our common stock are issued and outstanding as of July 23, 2014, and no shares of preferred stock are issued and outstanding.

The following descriptions of our capital stock and provisions of our restated certificate of incorporation and amended and restated by-laws are summaries of their material terms and provisions and are qualified by reference to the complete text of our certificate of incorporation and by-laws, which are incorporated by reference in their entirety and filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to the preferences and rights of any shares of preferred stock. In the event of our liquidation, dissolution or winding-up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of debts and liabilities and subject to the preferences and rights of any shares of preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights and privileges of holders of our common stock will be subject to any series of preferred stock that we may issue in the future, as described below.

Preferred Stock

Our certificate of incorporation provides that our board of directors has the authority, without further vote or action by our stockholders, to issue up to 100 million shares of preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including but not limited to, dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The issuance of preferred stock could adversely affect the rights of holders of common stock.

Our certificate of incorporation authorizes shares of preferred stock that may be designated Series A junior participating preferred stock in connection with our stockholder rights plan. See “— Stockholder Rights Plan” below.

Change of Control Related Provisions

A number of provisions in our certificate of incorporation and by-laws and under the Delaware General Corporation Law, or DGCL, may make it more difficult for third parties to acquire control of us. These provisions may have the effect of delaying, deferring, discouraging, preventing or rendering more difficult a future takeover attempt which is not approved by our board of directors, but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

•	discourage some types of transactions that may involve an actual or threatened change in control;

•	discourage certain tactics that may be used in proxy fights;

•	enhance the likelihood of continuity and stability in the composition of our board of directors;

•	ensure that our board of directors will have sufficient time to act in what the board believes to be in the best interests of us and our stockholders; and

•	encourage persons seeking to acquire control of us to consult first with our board to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Common Stock

There are currently outstanding approximately 327,020,678 shares of our authorized common stock. The remaining shares of authorized and unissued common stock are available for future issuance without additional stockholder approval, except as may be required by the rules or regulations of the New York Stock Exchange (“NYSE”) or other stock exchange on which our common stock may be listed. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Unissued Shares of Preferred Stock

Our certificate of incorporation grants our board of directors the authority, without any further vote or action by our stockholders, except as may be required by the rules or regulations of the NYSE or other stock exchange on which our common stock may be listed, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including but not limited to, dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Classified Board of Directors, Vacancies and Removal of Directors

Our certificate of incorporation and by-laws provide that our board of directors is divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered board structure. Under the DGCL, for companies like us with a classified board of directors, stockholders may remove directors only for cause. Vacancies (including a vacancy created by increasing the size of the board) in our board of directors may only be filled by a majority vote of our directors. Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of the board) and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our certificate of incorporation and by-laws provide that the number of directors will be fixed and increased or decreased from time to time solely by resolution of the board of directors, but the board of directors will at no time consist of fewer than three directors. These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our board of directors that would effect a change of control.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent

Our by-laws provide for advance notice requirements for stockholder proposals and nominations for director. Generally, to be timely, notice must be delivered to us not fewer than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. In addition, under the provisions of both our certificate of incorporation and by-laws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called annual or special meeting. A special meeting may only be called by our board of directors. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Business Combination under Delaware Law

We are subject to Section 203 of the DGCL. Subject to specified exceptions, Section 203, as currently in effect, prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	before that date, the board of directors approved either the business combination or the transaction in which such stockholder became an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the corporation’s outstanding voting stock which is not owned by the interested stockholder.

A “business combination”, as further defined by the DGCL, includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Except as otherwise described in the DGCL, an “interested stockholder” is defined to include (1) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately before the date of determination, and (2) the affiliates and associates of any such person.

Limitation of Liability of Directors

Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the DGCL. As currently enacted, the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The principal effect of this limitation on liability provision is that a stockholder will be unable to recover monetary damages against a director for breach of fiduciary duty unless the stockholder can demonstrate that one of the exceptions listed in the DGCL applies. The inclusion of this provision in our certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against our directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. This provision should not affect the availability of equitable remedies such as an injunction or rescission of a transaction based upon a director’s breach of his or her fiduciary duties.

The DGCL provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, actually and reasonably incurred in connection with various proceedings, other than an action brought by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard applies to actions brought by or in the right of the corporation, except that indemnification in such a case may only extend to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Our certificate of incorporation and, with regard to our officers, our by-laws provide that we will indemnify our current and former directors, as well as any person who has agreed to become a director, and officers to the fullest extent permitted by the DGCL. Under these provisions and subject to the DGCL, we are required to indemnify our directors and officers for all judgments, fines, settlements, liabilities, losses, ERISA excise taxes or penalties, legal fees and other expenses actually and reasonably incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with us or another entity that the director or officer serves as a director, officer, employee or agent at our request, subject to various conditions, and to advance funds to our directors and officers before final disposition of such proceedings to enable them to defend against such proceedings. To receive indemnification, the director or officer must have met the applicable standard of conduct required by Delaware law to be indemnified.

Unless otherwise ordered by a court, any indemnification of a present or former director, officer or employee of the Company shall be made by us (and may be made by us in the case of an agent) upon a determination that indemnification of such person is proper because he or she has met the applicable standard of conduct required by Delaware law to be indemnified. With respect to a person who is a director or officer at the time of such determination, such determination shall be made: (i) by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum, (ii) a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) by independent legal counsel in a written opinion if there are no such directors or if such directors so direct, or (iv) by our stockholders. The by-laws also specifically authorize us to maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another entity, against certain liabilities.

Supermajority Voting Requirement for Amendment of Certain Provisions of Our Certificate of Incorporation and By-Laws

The provisions of our certificate of incorporation governing, among other things, our classified board of directors, the liability of directors and the elimination of the ability of stockholders to act by written consent, may not be amended, altered or repealed unless the amendment is approved by the vote of holders of 75% of the combined voting power of the then outstanding shares entitled to vote thereon. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the DGCL for the repeal or amendment of provisions of the certificate of incorporation. Our by-laws may be amended by the board of directors or by the vote of holders of 75% of the combined voting power of the then outstanding shares entitled to vote thereon. These provisions make it more difficult for any person to remove or amend any provisions that may have an anti-takeover effect.

Stockholder Rights Plan

We have adopted a stockholder rights plan under which each outstanding share of our common stock will be coupled with a stock purchase right. The description and terms of the rights can be found in a rights agreement between us and Wells Fargo Bank, N.A., as the rights agent. The following is a summary of the material provisions of the rights plan. This summary is qualified in its entirety by reference to the rights plan, which is attached as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference in its entirety. This summary may not contain all of the information about the rights plan which is important to you, and we encourage you to read the rights plan in its entirety.

The rights are currently attached to the certificates representing outstanding shares of common stock, and no separate rights certificates will be distributed. The rights are transferable only with the common stock until a distribution date (as described below). Each right entitles the holder to purchase one one-thousandth of a share of our Series A junior participating preferred stock at an exercise price of $20.00, subject to adjustment. Each one one-thousandth of a share of Series A junior participating preferred stock will have economic and voting terms approximately equivalent to one share of our common stock. Until it is exercised, the right itself will not entitle the holder of the right to any rights as a stockholder, including the right to receive dividends or to vote at stockholder meetings.

The rights are not exercisable until the distribution date and will expire at the close of business on March 10, 2018, unless earlier redeemed or exchanged by us. As soon as practicable after the distribution date, we would issue separate certificates representing the rights which would trade separately from the shares of our common stock. A distribution date would generally occur upon the earlier of:

•

the tenth day after the first public announcement by or communication to us that a person or group of affiliated or associated persons (referred to as an acquiring person) has acquired beneficial ownership of 15% or more of our outstanding common stock (the date of such announcement or communication is referred to as the stock acquisition time); or

•

the tenth business day after the commencement or first public announcement of the intention to commence a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

However, an acquiring person will not include us, any of our subsidiaries, any of our employee benefit plans or any person or entity acting under our employee benefit plans.

If any person becomes an acquiring person, each right will represent, instead of the right to acquire one one-thousandth of a share of Series A junior participating preferred stock, the right to receive upon exercise a number of shares of common stock having a value equal to two times the purchase price of the right, subject to certain exceptions. All rights that are beneficially owned by an acquiring person or its transferee will become null and void.

If at any time after a public announcement has been made or we have received notice that a person has become an acquiring person and:

•	We are acquired in a merger or other business combination and we are not the surviving corporation; or

•	50% or more of our assets, cash flow or earning power (taken as a whole with our subsidiaries) is sold or transferred;

each right, except rights that previously have been voided as described above, will represent the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the right.

At any time until the earlier of (1) the time we become aware that a person has become an acquiring person or (2) March 10, 2018, we may redeem all the rights at a price of $0.001 per right. At any time after a person has become an acquiring person and before the acquisition by such person and its affiliates of 50% or more of the outstanding shares of our common stock, we may exchange the rights, in whole or in part, at an exchange ratio of one share of common stock per right.

The purchase price of the rights, the number of thousandths of a share of Series A junior participating preferred stock and the amount of common stock, cash or other securities or property issuable upon exercise of, or exchange for, the rights, and the number of such rights outstanding, are subject to adjustment from time to time to prevent dilution. Except as provided in the rights agreement, no adjustment in the purchase price or the number of shares of Series A junior participating preferred stock issuable upon exercise of a right will be required until the cumulative adjustment would require an increase or decrease of at least 1% in the purchase price or number of shares for which a right is exercisable.

Before the time that a person or group becomes an acquiring person, and subject to specified limitations, the rights agreement may be supplemented or amended by us and the rights agent, without the approval of the holders of the rights.

The stockholder rights plan is designed to protect stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics which, in the opinion of our board of directors, could impair our ability to represent stockholder interests. The rights will not prevent a takeover of us. However, the provisions of the stockholder rights plan may render an unsolicited takeover more difficult or less likely to occur, even though such takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and/or may be favored by a majority of our stockholders.

Listing

Our common stock is listed on the NYSE under the ticker symbol “GPK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF THE DEBT SECURITIES

General

The following description of the terms of our senior debt securities and subordinated debt securities (together, the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. Our debt securities may be issued from time to time in one or more series. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.

Debt securities may be issued either by GPHC or GPII. When describing any debt securities, references to “we”, “us” and “our” refer to the issuer of those debt securities.

The senior debt securities will be issued under an indenture between us and U.S. Bank National Association, as Senior Indenture Trustee (the “senior indenture”). The subordinated debt securities will be issued under an indenture between us and U.S. Bank National Association, as Subordinated Indenture Trustee (the “subordinated indenture” and, together with the senior indenture, the “indentures”). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “Trustee.” The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “— Ranking and Subordination — Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the indentures, which describe completely the terms and definitions summarized below and contain additional information regarding the debt securities. Any reference to particular sections or defined terms of the indentures in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The indentures will not limit the amount of debt securities that may be issued under the applicable indenture, and debt securities may be issued under the applicable indenture up to the aggregate principal amount that may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The prospectus supplement relating to any series of debt securities in respect of which this prospectus is being delivered will contain the following terms, among others, for each such series of debt securities:

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal amount of the debt securities is payable;

•

the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any, the date or dates from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

•

the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which, and the terms and conditions upon which, the debt securities may be redeemed at the issuing company’s option or the option of the holder of such debt securities;

•

the obligation, if any, of the issuing company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

•

in the case of debt securities issued by GPHC, provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or GPHC, as the case may be, for or into new securities of a different series, GPHC’s common stock or other securities;

•

if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•

if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the issuing company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•

if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•

provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•

the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “— Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

•	if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, on each interest payment date, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

The payment obligations of GPHC under any series of debt securities may be guaranteed by one or more of GPHC’s direct or indirect subsidiaries, including GPC, GPII or by other persons. The payment obligations of GPII under any series of debt security will be guaranteed fully and unconditionally by GPHC, and may be guaranteed by one or more of GPHC’s other direct or indirect subsidiaries or by other persons. If a series of debt securities is so guaranteed, the guarantors will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee.

The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Ranking and Subordination

General

The subordinated debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ current and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Furthermore, GPHC is a holding company with no material business operations. GPHC’s ability to service its indebtedness and other obligations is dependent primarily upon the earnings and cash flows of its subsidiaries and the distribution or other payment to GPHC of such earnings or cash flows. In addition, certain indebtedness of GPHC’s subsidiaries contains, and future agreements relating to any indebtedness of its subsidiaries may contain, significant restrictions on the ability of its subsidiaries to pay dividends or otherwise make distributions to GPHC.

Ranking of Debt Securities

The senior debt securities described in this prospectus will be unsecured, senior obligations of the issuing company and will rank equally with the issuing company’s other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantors. The subordinated debt securities will be unsecured, subordinated obligations and any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to each guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•

all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, in each case, that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected thereby.

Consolidation, Merger, Conveyance or Transfer on Certain Terms

Except as described in the applicable prospectus supplement relating to such debt securities, we will not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, unless:

(1)

the entity formed by such consolidation or into which we are merged or the entity that acquires by conveyance or transfer our properties and assets substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on our part to be performed or observed;

(2)

immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)

we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the requirements set forth in paragraphs (1) and (2) above and that all conditions precedent relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of our properties and assets substantially as an entirety as set forth above, the successor person formed by such consolidation or into which we are merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of ours under the applicable indenture with the same effect as if such successor had been named in the applicable indenture. In the event of any such conveyance or transfer, we, as the predecessor, shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Certain Covenants

Any covenants pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving us.

Certain Definitions

The following are certain of the terms defined in the indentures:

“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933 (the “Securities Act”), as in effect on the date of the applicable indenture.

“Subsidiary” means, with respect to any person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such person, and any partnership, association, joint venture or other entity in which such person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•

the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, with respect to the debt securities, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Reference Treasury Dealer” means four primary U.S. Government securities dealers to be selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the applicable Trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that we, at our option,

(a)

will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust), or

(b)

need not comply with any restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case, if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the U.S. Internal Revenue Service.

In addition, we are required to deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33-1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33-1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, an “Event of Default” in respect of any series will be defined in the indentures as being any one of the following events:

•	default for 30 days in payment of any interest installment with respect to such series;

•

default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•

default for 90 days after written notice to us by the Trustee thereunder or by holders of 33 1⁄3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

•

certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs.

Each indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the prospectus supplement relating to the debt securities, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture will include a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the prospectus supplement relating to the debt securities, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1)

to evidence the succession of another person to us or to a guarantor, if any, and the assumption by such successor of our or the guarantor’s obligations under the applicable indenture and the debt securities of any series;

(2)

to add to our covenants or those of any guarantor, if any, or to surrender any of our rights or powers or those of any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3)

to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4)

to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), excluding the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5)

to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6)

to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7)	to provide any additional Events of Default;

(8)

to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9)	to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

(10)	to secure any series of debt securities;

(11)	to add guarantees in respect of any series or all of the debt securities;

(12)	to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the TIA; and

(13)	to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3) or (5) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the prospectus supplement relating to such series of debt securities, each indenture will contain provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

•

change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

•

reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•

modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers; or

•

impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

In addition, the subordinated indenture will provide that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

The Trustee

U.S. Bank National Association is the Trustee under each indenture. The Trustee and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, or debt securities. Warrants may be issued independently or together with common stock, preferred stock, or debt securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the offered securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of senior debt securities, subordinated debt securities, shares of common stock or preferred stock, government securities, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

SELLING STOCKHOLDERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any selling stockholders named in a prospectus supplement filed with the Commission. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. Selling stockholders may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. We will provide you with a prospectus supplement naming the selling stockholder(s), the amount of securities to be registered and sold and any other terms of the securities being sold by the selling stockholder(s).

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. In all cases, these purchasers must be approved by us. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Alston & Bird LLP will pass upon the validity of any securities we offer by this prospectus and any prospectus supplement. If the validity of any securities is also passed upon by counsel for underwriters participating in an offering of securities offered by this prospectus and any prospectus supplement, the underwriters’ counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Graphic Packaging Holding Company appearing in Graphic Packaging Holding Company’s Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions:

	Amount to be paid*
Commission registration fee	$	**
Legal fees and expenses		150,000
Accounting fees and expenses		50,000
Printing fees		20,000
Trustee’s fees and expenses		10,000
Miscellaneous		30,000
Total (without Commission registration fee)		$300,000

*	The amounts shown are estimates of expenses payable by us in connection with the filing of the registration statement and one offering of securities hereunder.
**	The registrants are registering an indeterminate amount of securities under this registration statement and, in accordance with Rules 456(b) and 457(r), the registrants are deferring payment of any additional registration fee until the time that the securities are sold under this registration statement pursuant to a prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Delaware Corporations

Section 145(a) of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(b) further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and that a corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

The Company’s Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, the certificate of incorporation provides that the Company’s directors shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation of GPC provides similar indemnification and exculpation protections.

The Company’s Amended and Restated By-Laws provide for the indemnification of all current and former directors, officers and employees to the fullest extent permitted by the DGCL, except that the Company is not obligated to indemnify a director, officer or employee in respect to any proceeding (or part thereof) instituted by such person, unless such proceeding (or part thereof) has been authorized by the Company’s board of directors. The By-Laws of GPII and GPC provide similar indemnification protections.

The above discussion of the certificates of incorporation and by-laws of the Company, GPC and GPII and the DGCL is not intended to be exhaustive and is qualified in its entirety by such certificates of incorporation and the DGCL.

Delaware LLCs

Each of Bluegrass Container Canada Holdings, LLC, Bluegrass Labels Company, LLC, Field Container Queretaro (USA), L.L.C., Handschy Holdings, LLC, Handschy Industries, LLC, and Riverdale Industries, LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, or DLLC Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

The limited liability company agreements of Bluegrass Container Canada Holdings, LLC, Bluegrass Labels Company, LLC, and Field Container Queretaro (USA), L.L.C. (the “Bluegrass Entities”) (collectively, the “Bluegrass LLC Agreements”) provide that none of the members, officers or any respective affiliates or agents of the Bluegrass Entities (each, a “Bluegrass Indemnitee”) shall be liable, in damages or otherwise, to the Bluegrass Entities or their members for any act or omission performed or omitted to be performed in good faith on behalf of the applicable Bluegrass Entity and in any manner reasonably believed to be within the scope of the authority conferred on such person by the applicable Bluegrass LLC Agreement. Additionally, each Bluegrass Indemnitee shall be entitled to be indemnified and held harmless to the full extent permitted by the law, against all loss, damage or claims incurred by a Bluegrass Indemnitee in good faith on behalf of the applicable Bluegrass Entity and in a manner reasonably believed to be within the scope of the authority conferred on such person by the applicable

Bluegrass LLC Agreement. Any such indemnity shall be provided out of and to the extent of the applicable Bluegrass Entity’s assets only. These rights of indemnification are in addition to any rights to which such director or officer may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns.

The limited liability company agreements of Handschy Holdings, LLC, Handschy Industries, LLC and Riverdale Industries, LLC (the “Handschy Entities”) (collectively, the “Handschy LLC Agreements”) provide that the members and any of their respective affiliates, and the officers of the Handschy Entities (each, a “Handschy Indemnitee”) shall be entitled to be indemnified and held harmless to the full extent permitted by law from and against any loss, damage or claim suffered or sustained by such Handschy Indemnitee for any act or omission performed or omitted to be performed arising out of such Handschy Indemnitee’s activities on behalf of the applicable Handschy Entity or in furtherance of the interests of such Handschy Entity, if such acts or omissions were not performed or omitted fraudulently or in bad faith or as a result of gross negligence or willful misconduct by such Handschy Indemnitee. Any such indemnity shall be provided out of and to the extent of the applicable Handschy Entity’s assets only. These rights of indemnification are in addition to any rights to which such director or officer may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns.

The above discussion of the Bluegrass LLC Agreements and Handschy LLC Agreements and of the DLLC Act is not intended to be exhaustive and is qualified in its entirety by the Bluegrass LLC Agreements, the Handschy LLC Agreements and the DLLC Act.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of July, 2014.

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ Lauren S. Tashma
	Name:	Lauren S. Tashma
	Title:	Senior Vice President, General Counsel and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Scheible, Daniel J. Blount and Lauren S. Tashma, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and reconstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, including any additional registration statement relating to the registration of additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Scheible David W. Scheible	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 28, 2014

/s/ Daniel J. Blount Daniel J. Blount	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 28, 2014

/s/ Deborah R. Frank Deborah R. Frank	Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 28, 2014

/s/ G. Andrea Botta G. Andrea Botta	Director	July 25, 2014

/s/ David D. Campbell David D. Campbell	Director	July 25, 2014

Signature	Title	Date

/s/ Jeffrey H. Coors Jeffrey H. Coors	Director	July 25, 2014

/s/ Robert A. Hagemann Robert A. Hagemann	Director	July 25, 2014

/s/ Harold R. Logan, Jr. Harold R. Logan, Jr.	Director	July 25, 2014

/s/ Michael G. MacDougall Michael G. MacDougall	Director	July 25, 2014

/s/ Philip R. Martens Philip R. Martens	Director	July 25, 2014

David A. Perdue	Director

/s/ Lynn A. Wentworth Lynn A. Wentworth	Director	July 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of July, 2014.

GRAPHIC PACKAGING INTERNATIONAL, INC.

By:	/s/ Lauren S. Tashma
	Name:	Lauren S. Tashma
	Title:	Senior Vice President, General Counsel
and Secretary

POWER OF ATTORNEY

The undersigned directors and officers of Graphic Packaging International, Inc. hereby constitute and appoint Lauren S. Tashma with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 28th day of July, 2014.

Signature	Title

/s/ David W. Scheible David W. Scheible	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Daniel J. Blount Daniel J. Blount	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Deborah R. Frank Deborah R. Frank	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Lauren S. Tashma Lauren S. Tashma	Director, Senior Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of July, 2014.

GRAPHIC PACKAGING CORPORATION

By:	/s/ Lauren S. Tashma
	Name:	Lauren S. Tashma
	Title:	Senior Vice President, General Counsel
and Secretary

POWER OF ATTORNEY

The undersigned directors and officers of Graphic Packaging Corporation hereby constitute and appoint Lauren S. Tashma with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 28th day of July, 2014.

Signature	Title

/s/ David W. Scheible David W. Scheible	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Daniel J. Blount Daniel J. Blount	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Deborah R. Frank Deborah R. Frank	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Lauren S. Tashma Lauren S. Tashma	Director, Senior Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of July, 2014.

BLUEGRASS CONTAINER CANADA HOLDINGS, LLC

By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial
Officer

POWER OF ATTORNEY

The undersigned directors and officers of Bluegrass Container Canada Holdings, LLC hereby constitute and appoint Lauren S. Tashma with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 28th day of July, 2014.

Signature	Title

/s/ David W. Scheible David W. Scheible	President and Chief Executive Officer (Principal Executive Officer)

/s/ Daniel J. Blount Daniel J. Blount	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Deborah R. Frank Deborah R. Frank	Vice President and Chief Accounting Officer (Principal Accounting Officer)

Graphic Packaging International, Inc.	Sole member

By: /s/ Lauren S. Tashma Lauren S. Tashma Senior Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of July, 2014.

BLUEGRASS LABELS COMPANY, LLC

By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial
Officer

POWER OF ATTORNEY

The undersigned directors and officers of Bluegrass Labels Company, LLC hereby constitute and appoint Lauren S. Tashma with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 28th day of July, 2014.

Signature	Title

/s/ David W. Scheible David W. Scheible	President and Chief Executive Officer (Principal Executive Officer)

/s/ Daniel J. Blount Daniel J. Blount	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Deborah R. Frank Deborah R. Frank	Vice President and Chief Accounting Officer (Principal Accounting Officer)

Graphic Packaging International, Inc.	Sole member

By: /s/ Lauren S. Tashma Lauren S. Tashma Senior Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of July, 2014.

FIELD CONTAINER QUERETARO (USA), L.L.C.

By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial
Officer

POWER OF ATTORNEY

The undersigned directors and officers of Field Container Queretaro (USA), L.L.C. hereby constitute and appoint Lauren S. Tashma with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 28th day of July, 2014.

Signature	Title

/s/ David W. Scheible David W. Scheible	President and Chief Executive Officer (Principal Executive Officer)

/s/ Daniel J. Blount Daniel J. Blount	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Deborah R. Frank Deborah R. Frank	Vice President and Chief Accounting Officer (Principal Accounting Officer)

Graphic Packaging International, Inc.	Sole member

By: /s/ Lauren S. Tashma Lauren S. Tashma Senior Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of July, 2014.

HANDSCHY HOLDINGS, LLC

By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

The undersigned directors and officers of Handschy Holdings, LLC hereby constitute and appoint Lauren S. Tashma with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 28th day of July, 2014.

Signature	Title

/s/ David W. Scheible David W. Scheible	President and Chief Executive Officer (Principal Executive Officer)

/s/ Daniel J. Blount Daniel J. Blount	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Deborah R. Frank Deborah R. Frank	Vice President and Chief Accounting Officer (Principal Accounting Officer)

Graphic Packaging International, Inc.	Sole member

By: /s/ Lauren S. Tashma Lauren S. Tashma Senior Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of July, 2014.

HANDSCHY INDUSTRIES, LLC

By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

The undersigned directors and officers of Handschy Industries, LLC hereby constitute and appoint Lauren S. Tashma with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 28th day of July, 2014.

Signature	Title

/s/ David W. Scheible David W. Scheible	President and Chief Executive Officer (Principal Executive Officer)

/s/ Daniel J. Blount Daniel J. Blount	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Deborah R. Frank Deborah R. Frank	Vice President and Chief Accounting Officer (Principal Accounting Officer)

Handschy Holdings, LLC	Sole member

By: /s/ Daniel J. Blount Daniel J. Blount Senior Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of July, 2014.

RIVERDALE INDUSTRIES, LLC

By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

The undersigned directors and officers of Riverdale Industries, LLC hereby constitute and appoint Lauren S. Tashma with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 28th day of July, 2014.

Signature	Title

/s/ David W. Scheible David W. Scheible	President and Chief Executive Officer (Principal Executive Officer)

/s/ Daniel J. Blount Daniel J. Blount	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Deborah R. Frank Deborah R. Frank	Vice President and Chief Accounting Officer (Principal Accounting Officer)

Handschy Industries, LLC	Sole member

By: /s/ Daniel J. Blount Daniel J. Blount Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of underwriting agreement for equity securities.

1.2*	Form of underwriting agreement for debt securities.

1.3*	Form of underwriting agreement for purchase contracts.

1.4*	Form of underwriting agreement for units.

3.1	Restated Certificate of Incorporation. (Filed as Exhibit 3.1 to Graphic Packaging Holding Company’s Current Report on Form 8-K filed on March 10, 2008 and incorporated herein by reference).

3.2	Bylaws of Graphic Packaging Holding Company, as amended on November 21, 2013. Filed as Exhibit 3.1 to Graphic Packaging Holding Company’s Current Report on Form 8-K filed on November 25, 2013 and incorporated herein by reference.

3.3	Certificate of Designation Preferences and Rights of Series A Junior Participating Preferred Stock. (Filed as Exhibit 3.3 to Graphic Packaging Holding Company’s Current Report on Form 8-K filed on March 10, 2008 and incorporated herein by reference).

4.1	Indenture, dated as of September 29, 2010, among Graphic Packaging International, Inc. and Graphic Packaging Holding Company, Graphic Packaging Corporation and the other Note Guarantors party thereto, as Note Guarantors, and U.S. Bank National Association, as Trustee, relating to the 7.87% Senior Notes due 2018 of Graphic Packaging International, Inc. Filed as Exhibit 4.1 to Graphic Packaging Holding Company’s Current Report on Form 8-K filed on September 29, 2010 and incorporated herein by reference.

4.2	Supplemental Indenture, dated as of April 2, 2013, among Graphic Packaging International, Inc., the guarantors named therein and U.S. Bank National Association, as Trustee, relating to the 4.75% Senior Notes due 2021 of Graphic Packaging International, Inc. Filed as Exhibit 4.1 to Graphic Packaging Holding Company’s Current Report on Form 8-K filed on April 2, 2013 and incorporated herein by reference.

4.3	Rights Agreement entered into between Graphic Packaging Holding Company and Wells Fargo Bank, National Association. (Filed as Exhibit 4.3 to Graphic Packaging Holding Company’s Current Report on Form 8-K filed on March 10, 2008 and incorporated herein by reference).

4.4	Form of Indenture to be entered into by the Company and U.S. Bank National Association, as trustee (the “Senior Indenture”).

4.5	Form of Indenture to be entered into by the Company and U.S. Bank National Association, as trustee (the “Subordinated Indenture”).

4.6*	Form of Warrant Agreement.

4.7*	Form of Warrant.

4.8*	Form of Purchase Contract.

4.9*	Form of Unit Agreement.

5.1	Opinion of Alston & Bird LLP.

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on the signature pages of this registration statement).

25.1	Statement of eligibility and qualification on Form T-1 of U.S. Bank National Association with respect to the Company under the Senior and Subordinated Indentures.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.